                    U.S. SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2005

COMMISSION FILE NUMBER:

Celtron International, Inc.

    (Exact name of registrant as specified in its charter)

Nevada

91-1903590

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(State or jurisdiction of incorporation

 (I.R.S. Employer I.D. No.)

or organization

563 Old Pretoria Road

Midrand, South Africa

S9 1658

(Address of principal executive offices)

     (Zip Code)

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Registrant's telephone number: 2783-785-4584

NONE

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 (Former name or former address, if changed since last report)

Section 4-Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On April 28, 2005, the registrant’s independent accountant, Stark Winter Schenkein & Co., LLP, 7535 East Hampden Avenue, Suite 109, Denver, Colorado 80231, resigned, without issuing a report on the Registrant’s financial statements.  Stark Winter Schenkein was engaged by the Registrant on March 2, 2005.  The decision to change accountants was approved by the registrant’s board of directors.  The report on the Registrant’s financial statements for the year ended December 31, 2003 was issued by the Registrant’s former accountant, Cordovano and Honeck, and did not contain an adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope, or accounting principles, except that the report on the financial statements for the year ended December 31, 2003 contained a going concern qualification.

During the period from March 2, 2005 through the date of Stark Winter Schenkein’s resignation, there were no disagreements with the Stark Winter Schenkein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Stark Winter Schenkein, would have caused them to make reference to the subject matter of the disagreements in connection with the reports.

The  Registrant  has  provided  to Stark Winter Schenein,  its  former accountants,  a copy  of the  disclosures  contained  in this  Item  4,  and the Registrant  has requested a letter from them addressed to the  Commission,  stating  whether  it agrees  with the  statements  made by the Registrant in this Item 4 and, if not, stating the respects in which it does not agree. A copy of such letter is filed as Exhibit 16.1 hereto.

Item 9.  Financial Statements and Exhibits

(c)  Exhibits

16.1  Letter from Stark Winter Schenkein dated May 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2005

Celtron International, Inc.

/s/ Allen Harington

_ _____________________________

By: Allen Harington, Chief Executive Officer